Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com

Zimmer Responds to Analyst Inquiries About
Recent Movements in Foreign Exchange Rates

(WARSAW, IN) June 15, 2005—Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today addressed recent inquiries regarding the effect of recent foreign currency exchange rate movements on 2005 sales. Since the Company’s first quarter earnings conference call on April 26, 2005, the U.S. Dollar has strengthened against most major currencies. Consequently, the expected contribution from foreign currency movements to quarterly sales growth for the balance of 2005 has diminished. Assuming no further movement of foreign currency exchange rates for the balance of the year, the differences that have occurred since April 26th should result in lower sales of $8 million in the second quarter and $49 million for 2005 full year.

The following table quantifies the differences on the Company’s sales growth by quarter due to the movement of foreign currency exchange rates from April 26 to June 13, 2005.

Contribution of Foreign Currency Exchange Rate Differences to 2005 Sales
$ (in millions) and % growth over 2004 by Quarter

		Q1	Q2	Q3	Q4	Full Year
		Actual	Estimate	Estimate	Estimate	Estimate

As of April 26, 2005	Sales $ Growth	$16	$23	$22	$8	$69

	Sales % Growth	2.1%	3.1%	3.1%	1.0%	2.3%

As of June 13, 2005	Sales $ Growth	$16	$15	$3	($14)	$20

	Sales % Growth	2.1%	2.0%	0.5%	(1.7%)	0.7%

The Company utilizes forward contracts to hedge the short term effects of foreign currency movement. With approximately 85% of the Company’s next 12 months of inter-company sales transactions hedged, the short term effect of rapid foreign currency exchange rate movements on operating profit dollars is expected to be minimal.

The Company will update the effect of foreign currency on expected sales growth again during its second quarter earnings conference call scheduled for 8:00 am EDT, on Thursday, July 28, 2005.

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.

###

Visit Zimmer on the worldwide web at www.zimmer.com

Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005 and the pending informal

SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.